UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2005

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-461-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Integra Bank Corporation announced that on November 28, 2005, Sheila A. Stoke, Senior Vice President and Chief Accounting Officer resigned, effective December 9, 2005.

Ms. Stoke stated in her letter of resignation that she is proud of Integra's quality financial reporting team and processes, and while a difficult decision to resign from Integra, it is her desire to return to the Louisville, Kentucky area for family reasons.

Effective upon Ms. Stoke's departure, Mike Carroll will serve as Integra’s Controller and Principal Accounting Officer. Mr Carroll has been one of the leaders in Integra’s risk management, internal audit, and Sarbanes-Oxley compliance areas. Management believes that Mr. Carroll's leadership will add continuity to the Company's accounting and reporting processes.

Mr. Carroll, who is 43 years old, has been employed with Integra since 2002, serving as Senior Vice President, Risk Manager. Prior to joining Integra, his experience includes 13 years in public accounting. Mr. Carroll holds a Bachelor of Science (Accounting) degree from the University of Southern Indiana and earned his CPA designation in 1989.

Mr. Carroll is a party to a change in control benefits agreement which is attached as Exhibit 99.a and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

December 2, 2005	By:	Michael T. Vea

Name: Michael T. Vea
Title: Chairman of the Board, Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.a	Change in Control Benefit Agreement